                                                                    EXHIBIT 11.1

                 COMPUTATION OF FULLY DILUTED NET INCOME (LOSS)
                     PER COMMON AND COMMON EQUIVALENT SHARE

                                                                  YEARS ENDED DECEMBER 31,
                                                            -------------------------------------
                                                               1995          1994         1993
                                                            ----------    ----------    ---------
PRIMARY EARNINGS PER SHARE
  Weighted average shares of common stock outstanding.....   1,946,843     1,946,685    1,938,173
  Stock options (treasury stock method)...................       7,578         8,771       11,978
                                                            ----------    ----------    ---------
  Weighted average shares outstanding for primary earnings
     per share computation................................   1,954,421     1,955,456    1,950,151
                                                            ----------    ----------    ---------
          Net Income (Loss) (1)...........................     $(2.61)         $4.22        $2.93
FULLY DILUTED EARNINGS PER SHARE
  Weighted average shares of common stock outstanding.....   1,946,843     1,946,685    1,938,173
  Stock options (treasury stock method)...................       7,578         8,771       13,272
                                                            ----------    ----------    ---------
  Weighted average shares outstanding for fully diluted
     earnings per share computation.......................   1,954,421     1,955,456    1,951,445
                                                            ----------    ----------    ---------
          Net Income (Loss)(1)............................     $(2.61)         $4.22        $2.93

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(1) This amount is included and the resulting calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3% in 1995, 1994 and 1993.